SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE
                         OF ALL CLAIMS KNOWN AND UNKNOWN


     This Settlement Agreement And Mutual General Release Of All Claims Known And Unknown (the "Agreement") is entered into as of this ____ day of July 2002, by and between John Joslyn ("Joslyn"), Westgate Entertainment Corporation ("Westgate") and Weyland & Chase Engineering, NV ("W&C"), on the one hand (collectively, the "Joslyn Parties"), and RMS Titanic, Inc. ("Titanic") and Arnie Geller ("Geller"), on the other hand (collectively, the "Titanic Parties"), and is made with reference to the following facts:

     A. On April 30, 2001, Westgate and W&C filed a lawsuit against the Titanic Parties in the Superior Court of the State of California for the County of Los Angeles entitled Westgate Entertainment Corp., et al. v. RMS Titanic, Inc., et al., Case No. BC 249579 (the "Lawsuit"). On or about May 30, 2001, the Titanic Parties removed the Lawsuit to the United States District Court for the Central District of California, Case No. CV-01-04894 FMC (MANx).

     B. The Joslyn Parties and the Titanic Parties (collectively, the "Parties") wish to resolve their disputes and the Lawsuit and hereby enter into this Agreement to effectuate mutual general releases of all claims known and unknown in exchange for the consideration set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

     1. Settlement Amount. Titanic shall pay Westgate, and Westgate shall accept, the sum of THREE HUNDRED EIGHTY EIGHT THOUSAND DOLLARS ($388,000), payable as follows:

     a. Concurrently with the execution of this Agreement, Titanic shall pay to Westgate the sum of TWENTY FIVE THOUSAND DOLLARS ($25,000). The payment shall be made to Westgate by wire transfer to the following bank, unless another bank is designated by Westgate in writing to Titanic:

                           City National Bank
                           400 North Roxbury Drive
                           Beverly Hills, California 90210
                           Account No. 001793187
                           ABA No. 122016066

     b. The balance of THREE HUNDRED SIXTY THREE THOUSAND DOLLARS ($363,000) shall be paid by Titanic to Westgate as set forth in subparagraphs c. through f.

     c. The sum of NINETY NINE THOUSAND NINE HUNDRED NINETY NINE DOLLARS AND NINETY CENTS ($99,999.90) shall be paid by Titanic to Westgate in thirty nine

(39) equal two week period installments of TWO THOUSAND FIVE HUNDRED SIXTY FOUR DOLLARS AND TEN CENTS ($2,564.10) commencing on July 26, 2002 and continuing thereafter for thirty eight (38) consecutive two week periods on the Friday of each second week of the two week period. Each payment shall be deposited by Titanic via ADT into Westgate's bank account designated in subparagraph a. hereof, or to such other bank account Westgate designates in writing to Titanic.

     d. The sum of ONE HUNDRED THOUSAND DOLLARS ($100,000) shall be paid by Titanic to Westgate on December 29, 2003. This payment shall be made by wire transfer into Westgate's bank account designated in subparagraph a. hereof, or to such other bank account Westgate designates in writing to Titanic.

     e. The sum of SIXTH SIX THOUSAND SIX HUNDRED SIXTY SIX DOLLARS AND SIXTY CENTS ($66,666.60) shall be paid by Titanic to Westgate in twenty six (26) equal two week period installments of TWO THOUSAND FIVE HUNDRED SIXTY FOUR DOLLARS AND TEN CENTS ($2,564.10) commencing on January 30, 2004 and continuing for twenty five (25) consecutive two week periods on the Friday of each second week of the two week period. Each payment shall be deposited by Titanic via ADT into Westgate's bank account designated in subparagraph a. hereof, or to such other bank account Westgate designates in writing to Titanic.

     f. The sum of NINETY SIX THOUSAND THREE HUNDRED THIRTY THREE DOLLARS AND FIFTY CENTS ($96,333.50) shall be paid by Titanic to Westgate on January 31, 2005 by wire transfer into Westgate's bank account designated in subparagraph a. hereof, or to such other bank account Westgate designates in writing to Titanic.

     g. Titanic shall not withhold any sums from any of the above payments for any purported reason, including, without limitation, taxes.

     h. Titanic shall continue making payments to Westgate pursuant to this Agreement provided that Westgate does not materially breach any of the provisions of paragraphs 6 and 8, below.

     i. Geller shall not be personally liable for any of the settlement sums set forth above.

     2. Stipulation for Entry of Judgment in the Event of Default. The payment of the sums set forth in paragraph 1 of this Agreement shall be secured by a Stipulation for Entry of Judgment in the Event of Default in the form attached hereto as Exhibit A, which Titanic and its counsel shall sign upon the execution of this Agreement. In the event of an uncured default of the obligations to pay the settlement sums pursuant to the terms of this Agreement, and if none of the Joslyn Parties have materially breached any of the provisions of paragraphs 6 or 8, the Joslyn Parties shall be entitled to enter judgment against Titanic in the amount of $388,000, less all settlement sums paid pursuant to paragraph 1 of this Agreement. By way of example and not by way of limitation, should Titanic default following payment of the sum set forth in paragraph 1.a., the Joslyn Parties would be entitled to enter judgment against Titanic in the amount of $363,000, and so on. The Stipulation for Entry of Judgment in the Event of Default shall be held by counsel for the Joslyn Parties and shall not be filed with the Court except upon an uncured default in the payment obligations by Titanic, as defined in paragraph 3.

     3. Default and Cure. No judgment shall be entered against Titanic until such time as a written notice of default has been delivered and ten (10) days shall expire after delivery without the default being cured. Notice of default shall be delivered by personal messenger or faxed to Daniel A. Martorella, Esq., Martorella & Associates, 701 B Street, Suite 300, San Diego, California 92101, telephone number (619) 544-7471 and facsimile number (619) 338-1197 and shall be effective per delivery. The Titanic Parties may change the designee to receive notice of default by informing the Joslyn Parties of such change in writing.

     4.  Waiver and Release of  Connecticut  Stipulations.  Except as  otherwise provided herein, the Titanic Parties and all persons and entities acting on their behalf, for their benefit, at their direction, under their control or whom they represent, and each such party, person or entity (collectively, the "Titanic-Affiliated Parties"), hereby waive to the fullest extent allowed by law, all provisions that apply or would apply, but for this waiver, to any and all conduct or matters, past, present and future, of any kind whatsoever, by the Joslyn Parties and all persons and entities acting on their behalf, for their benefit, at their direction, under their control or whom they represent, and each such party, person or entity (collectively, the "Joslyn-Affiliated Parties"), which provisions are set forth in:

     (1) The Stipulated Judgment entered on or about December 10, 1996 in the case styled Piaget v. Tulloch, United States District Court, District of Connecticut Case No. 5:91CV0007 (WWE)/Westgate Entertainment Corp. v. Tulloch, et al., Case No. 3:96CV01768 (WWE) (the "Connecticut Litigation"), including any and all addendums, amendments and/or modifications thereto (the "Stipulated Judgment"); and/or

     (2) The Agreement and Stipulation filed on or about March 1999 in the Connecticut Litigation, including any and all addendums, amendments and/or modifications thereto (the "Agreement and Stipulation").

     a. Notwithstanding any contrary provision in the Stipulated Judgment and/or Agreement and Stipulation, none of the Titanic-Affiliated Parties shall ever attempt to enforce any provision or provisions of the Stipulated Judgment or Agreement and Stipulation against any of the Joslyn-Affiliated Parties at any time for any reason in any manner whatsoever.

     b. The Titanic-Affiliated Parties do hereby generally and specifically release, absolve and discharge, to the fullest extent allowed by law, the Joslyn-Affiliated Parties, and each of them, from all claims, causes of action, costs, expenses, damages, losses, known and unknown, that the Titanic-Affiliated Parties ever had, have, or would at any time have had, but for this waiver or release, against the Joslyn-Affiliated Parties arising from the Stipulated Judgment or Agreement and Stipulation.

     c. Nothing herein shall affect or diminish in any way any rights of the Joslyn-Affiliated Parties, or any of them, set forth in the Stipulated Judgment or Agreement and Stipulation, including, but not limited to, any and all rights of the Joslyn-Affiliated Parties arising from the Licensing Agreement referenced in the Stipulated Judgment at page 40, paragraph 12.

     5. Contempt Proceeding. None of the Titanic Parties, or any of them, shall ever attempt to enforce any provision or provisions of the July 11, 2002 Order in the Connecticut Litigation finding Joslyn and Westgate in contempt (the "Contempt Order") against any of the Joslyn Parties at any time for any reason in any manner whatsoever. In addition, Titanic shall request that the Court in the Connecticut Litigation vacate the Contempt Order with respect to Joslyn and Westgate, in the following manner: on or before July 26, 2002, Titanic shall file with the Court in the Connecticut Litigation a notice that states the following: (1) Titanic, on the one hand, and Joslyn and Westgate, on the other hand, have entered into a written Settlement Agreement in litigation pending in the United States District Court for the Central District of California, (2) as part of the settlement, Titanic agreed to request that the Court in the Connecticut Litigation vacate the Contempt Order with respect to Joslyn and Westgate, and (3) in accordance with the Settlement Agreement, Titanic waives and agrees never to enforce any of its rights under the Contempt Order against Joslyn and/or Westgate. Upon filing this notice, Titanic shall mail a copy of the notice to Westgate at its address, 859 Hollywood Way, Suite 459, Burbank, California 91505. Upon receipt of any Court order addressing the notice, Titanic shall mail a copy of such order to Westgate. Titanic shall defend, indemnify and hold the Joslyn Parties, and each of them, harmless against any motion, action, proceeding, Court order or claim of any kind by any person or entity arising from the Contempt Order.

     6. Restrictive Covenant. The Joslyn Parties, jointly and severally, shall not, for any commercial purpose, engage directly or indirectly, either as principal, agent, proprietor, shareholder, director, officer or employee in, nor participate in the ownership, management, operation or control of, any business to visit or participate in any act at the wreck site of RMS Titanic in the North Atlantic Ocean, including the recovery of artifacts and photography on or below the surface at the area of the salvage operation of RMS Titanic. This provision does not apply to any non-commercial activities of the Joslyn Parties, or any of them.

     7. Consent to Sale of Titanic Stock by Westgate. The Titanic Parties shall not oppose any lawful effort by Westgate to sell its 66,728 shares of RMS Titanic, Inc. stock, evidenced by Westgate's stock certificate for those shares dated May 22, 1998.

     8. Harris Civil and Criminal Litigation. Joslyn and Westgate shall fully cooperate, for a reasonable length of time:

     a. With the Titanic Parties in their investigation of the facts underlying the lawsuit entitled G. Michael Harris v. RMS Titanic, Inc. (and related Counterclaim and Third Party Claim), Circuit Court, Sixth Judicial Circuit of Florida Case No. 00-06147-CI-11 (the "Harris Action"), by meeting, upon reasonable notice, with the Titanic Parties or any person(s) designated by them at a location of their choosing anywhere in the United States to discuss Joslyn's recollection of the facts;

     b. With any government official to prosecute G. Michael Harris ("Harris") in the State of Florida, including without limitation, Detective Thomas Clayton of the Pinellas County Sheriff's Department and any Florida state prosecutor, at and before trial, if any. If Titanic requests that Joslyn attend any trial against Harris pursuant to this paragraph 8, Titanic shall give Joslyn reasonable advance notice; and

     c. With the Titanic Parties by providing testimony in any interview, deposition or court proceeding (either criminal or civil) against Harris that is truthful, complete and to Joslyn's best recollection, subject to the geographical limitations set forth in paragraph 8.a.

     d. The Titanic Parties shall pay any and all reasonable travel expenses, including reasonable hotel accommodations, incurred by Joslyn in complying with paragraph 8.

     9. Stipulation for Dismissal. Upon the execution of this Agreement by the Parties, counsel for the Titanic Parties shall also sign a Stipulation and [Proposed] Order for Dismissal of Action and Retention of Jurisdiction to Enforce Settlement Agreement (the "Stipulation for Dismissal"), in the form attached hereto as Exhibit B, and return the signed stipulation to Greenberg Traurig, LLP via facsimile on the same day. Within one business day of the receipt by Westgate of (1) the $25,000 payment described in paragraph 1.a., (2) the Stipulation for Dismissal signed by counsel for the Titanic Parties, and (3) the Stipulation for Entry of Judgment in the Event of Default signed by Titanic and its counsel, counsel for Westgate and W&C shall sign the Stipulation for Dismissal and file it with the Court.

     10. Retention of Jurisdiction. As set forth in the Stipulation and [Proposed] Order for Dismissal of Action and Retention of Jurisdiction to Enforce Settlement Agreement attached hereto as Exhibit B, the Honorable Florence Marie Cooper shall retain exclusive jurisdiction to enforce this Agreement, enter judgment pursuant to the Stipulation for Entry of Judgment in the Event of Default and hear and rule upon any motion to enforce the Agreement based on an alleged violation thereof. In the event that Judge Cooper cannot, for any reason, hear the matter, or if she is no longer sitting as an active Judge of the United States District Court for the Central District of California, the matter shall be assigned to another United States District Judge of the United States District Court for the Central District of California, sitting in Los Angeles, who shall retain exclusive jurisdiction to enforce this Agreement.

     11. Release by Joslyn Parties. Except for the obligations set forth in this Agreement, the Joslyn Parties, and each of them, and any person or entity making any claim by or through them, do hereby generally and specifically release, absolve and discharge the Titanic Parties, and each of them, and their officers, directors, attorneys, successors and/or assigns (the "Defendant-Released Parties") from all claims, causes of action, costs, expenses, damages, losses, known and unknown, that the Joslyn Parties have, may have, or ever have had against the Defendant-Released Parties from the beginning of time through the date of this Agreement, including but not limited to, any such claims, causes of action, costs, expenses, damages and losses arising out of, during, or relating to or that were or could have been stated in the Lawsuit, provided, however, that nothing herein should be construed as a release by the Joslyn Parties with respect to G. Michael Harris.

     12. Waiver of California Civil Code ss. 1542. Except for the obligations set forth in this Agreement, this Agreement shall be effective as a bar as to each and every claim, demand and cause of action which the Joslyn Parties have, may have, or ever have had against the Defendant-Released Parties. In furtherance of this intention, the Joslyn Parties hereby expressly waive any and all rights or benefits conferred by the provisions of Section 1542 of the California Civil Code which provides as follows:

          A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Joslyn Parties acknowledge that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected the settlement. Nevertheless, the Joslyn Parties hereby waive any right, claims or causes of action that might arise as a result of such different or additional claims or facts.

     13. Release by Titanic Parties. Except for the obligations set forth in this Agreement, the Titanic Parties, and each of them, and any person or entity making any claim by or through them, do hereby generally and specifically release, absolve and discharge the Joslyn Parties, and each of them, and their officers, directors, attorneys, successors and/or assigns (the "Plaintiff-Released Parties") from all claims, causes of action, costs, expenses, damages, losses, known and unknown, that the Titanic Parties have, may have, or ever have had against the Plaintiff-Released Parties from the beginning of time through the date of this Agreement, including but not limited to, any such claims, causes of action, costs, expenses, damages and losses arising out of, during, or relating to or that were or could have been stated in the Lawsuit, provided, however, that nothing herein should be construed as a release by the Titanic Parties with respect to G. Michael Harris.

     14. Waiver of California Civil Code ss. 1542. Except for the obligations set forth in this Agreement, this Agreement shall be effective as a bar as to each and every claim, demand and cause of action which the Titanic Parties have, may have, or ever have had against the Plaintiff-Released Parties. In furtherance of this intention, the Titanic Parties hereby expressly waive any and all rights or benefits conferred by the provisions of Section 1542 of the California Civil Code which provides as follows:

          A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Titanic Parties acknowledge that they may hereafter discover claims or facts in addition to or different from those which they now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected the settlement. Nevertheless, the Titanic Parties hereby waive any right, claims or causes of action that might arise as a result of such different or additional claims or facts.

     15. Representations and Warranties. The Parties to this Agreement represent and warrant to each other that no portion of any of the released matters, and no portion of any recovery or settlement to which a party might be entitled, has been or will be assigned or transferred to any other person, firm or corporation, in any manner, including by way of subrogation or operation of law or otherwise, except that any party may assign his or its rights under this Agreement with the consent of all other Parties. If any claim, action, demand or suit should be made or instituted against any party or parties because of any unauthorized assignment, subrogation or transfer, the party from whom such purported assignment, subrogation, or transfer is alleged to have been made shall indemnify and hold harmless the other party or parties against such claim, action, suit or demand, including necessary expenses of investigation, attorneys' fees and costs.

     16. Legal Fees. In the event that any legal action is required by any party to this Agreement to enforce the terms of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the other(s) its reasonable attorneys' fees and costs arising from the same.

     17. Acknowledgement. Each of the Parties has made such investigation of the facts and the law pertaining to the matters described in this Agreement as such party deems necessary, and none of the Parties has relied or does rely on any promise or representation made by any other party with respect to any such matters. All Parties acknowledge that they have carefully read and fully understand all of the provisions of this Agreement, that they have been given the opportunity to discuss fully the contents of this Agreement with independent counsel of their choice and have done so and that they are voluntarily entering into this Agreement.

     18. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties regarding the subject matter of this Agreement, and constitutes the entire agreement between the Parties. Any prior agreements, promises, negotiations or representations, whether oral or written, relating to the subject matter of this Agreement have no force or effect.

     19. Authorization. Each individual signing this Agreement on behalf of an entity represents and warrants that such individual is duly authorized to sign on behalf of such entity and that such individual signature is binding upon such entity.

     20. Governing Law. This Agreement shall be construed and governed exclusively by the laws of the State of California, without giving effect to any conflict of laws provisions that might render any provision of this Agreement unenforceable.

     21. Severability. If any provision of this Agreement is deemed to be illegal, invalid or unenforceable, the legality, validity and enforceability of all remaining provisions shall not be affected.

     22. Construction. This Agreement will be construed without giving effect to the usual rule that ambiguities are construed against the drafting party.

     23. No Admission. Nothing in this Agreement shall be construed as an admission of liability, fault, violation of any statute or damage by any party. Each party denies liability to the other. This Agreement constitutes a settlement of disputed claims.

     24. Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement. Facsimile signatures shall be deemed to have the same binding effect as original signatures, but the Parties shall exchange original signatures within thirty
(30) days of all Parties' signing of this Agreement and its exhibits.

     25. Modification. No modification of this Agreement shall be valid unless in writing and signed by the party or parties against whom the modification is enforced.


Dated: _______, 2002


                                          --------------------------------
                                          JOHN JOSLYN



Dated: _______, 2002                      WESTGATE ENTERTAINMENT CORPORATION


                                          By:________________________________
                                          JOHN JOSLYN
                                          Its President



Dated: _______, 2002                      WEYLAND & CHASE ENGINEERING, NV


                                          By:________________________________
                                          JOHN JOSLYN
                                          Its Authorized Representative



Dated: _______, 2002

                                          --------------------------------
                                          ARNIE GELLER

Dated: _______, 2002                      RMS TITANIC, INC.


                                          By:________________________________
                                          ARNIE GELLER
                                          Its President



APPROVED AS TO FORM:

Dated: _______, 2002                      GREENBERG TRAURIG, LLP


                                          By:________________________________
                                          MATTHEW S. STEINBERG
                                          Attorneys for John Joslyn, Westgate
                                          Entertainment Corporation and Weyland
                                          & Chase Engineering, NV


Dated: _______, 2002                      MARTORELLA & ASSOCIATES


                                          By:________________________________
                                          DANIEL A. MARTORELLA
                                          Attorneys for RMS Titanic, Inc.
                                          and Arnie Geller